Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Form S-8 (Nos. 333-166452 and 333-215350) of our report dated March 15, 2022, relating to the consolidated financial statements that appear in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

March 15, 2022

Boulder, Colorado